Zayo Group, LLC Reports Financial Results for the Second Fiscal Quarter Ended December 31, 2013

Second fiscal quarter net loss of $36.3 million on revenue of $273.6 million.
Second fiscal quarter 2014 Adjusted EBITDA of $161.5 million representing $646.0 million of annualized Adjusted EBITDA.

BOULDER, Colo., February 6, 2014 - Zayo Group, LLC (“Zayo Group” or “the Company”), a leading provider of bandwidth infrastructure and network-neutral colocation and connectivity services, announced results for the three months ended December 31, 2013.
Second fiscal quarter revenue of $273.6 million grew 14% over the previous quarter on an annualized basis, largely a function of organic growth associated with positive net installations, and to a smaller extent, acquisition-related growth. Adjusted EBITDA of $161.5 million increased 16% over the previous quarter on an annualized basis.
During the three months ended December 31, 2013, capital expenditures were $88.3 million, which included adding 408 route miles and 519 buildings to the network. The Company had $201.7 million of cash and $243.6 million available under its revolving credit agreement as of December 31, 2013.
Financial Highlights

•	Zayo Group generated quarterly revenue of $273.6 million; a $9.3 million sequential quarter increase representing 14% annualized sequential growth

•	Gross profit for the quarter increased $9.1 million from the previous quarter reaching $238.6 million for a gross profit percentage of 87%

•	Adjusted EBITDA for the second fiscal quarter was $161.5 million, which was $6.1 million higher than the prior quarter, representing 16% annualized sequential growth

•	Quarterly revenue and Adjusted EBITDA increased by $28.3 million and $22.4 million, respectively over the second quarter of fiscal year 2013

•	Net loss increased by $2.1 million from the second quarter of fiscal year 2013

Recent Developments
Debt Repricing
As previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on July 2, 2012, the Company entered into a revolving credit facility and a term loan facility pursuant to a credit agreement, dated July 2, 2012 (as previously amended prior to the Fifth Amendment (as defined below), the “Original Credit Agreement”). On November 26, 2013, the Company and Zayo Capital Inc. entered into a Fifth Amendment to the Original Credit Agreement (the “Fifth Amendment”). Per the terms of the Fifth Amendment, the Company’s $1.6 billion term loan was increased by $150 million to $1.75 billion and the interest rate was adjusted to LIBOR plus 3.0 percent (the “Term Loan LIBOR Spread”) with a minimum LIBOR rate of 1.0 percent. The amended terms represent a downward adjustment of 50 basis points on the Term Loan LIBOR Spread from the Fourth Amendment to the Original Credit Agreement. The Company’s revolving credit facility will bear interest at LIBOR plus 2.75 percent (based on the Company’s current leverage ratio) (the “Revolving Loan LIBOR Spread”), which represents a downward adjustment of 25 basis points on the Revolving Loan LIBOR Spread from the Fourth Amendment to the Original Credit Agreement. In connection with the Fifth Amendment, the Company did not incur a re-pricing premium.

Second Fiscal Quarter Financial Results
Three Months Ended December 31, 2013 and September 30, 2013
Figure 1.0

($ in millions)	Three months ended
	December 31,	September 30,
	2013	2013
Revenue	$273.6	$264.3
Annualized revenue growth	14%
Gross profit	238.6	229.5
Gross profit %	87%	87%
Operating income	23.1	31.5
Loss from continuing operations before provision for income taxes	(28.6)	(19.4)
Provision for income taxes	7.7	8.5
Net loss	$(36.3)	$(27.9)

Adjusted EBITDA	$161.5	$155.4
Purchases of property and equipment, net	88.3	86.7
Unlevered free cash flow (deficit)	$73.2	$68.7
Annualized Adjusted EBITDA growth	16%
Adjusted EBITDA margin	59%	59%

The sequential quarterly revenue increase of $9.3 million was the result of organic growth and to a smaller extent, acquisition-related growth. Acquisition-related growth represented approximately $3.6 million of the sequential quarterly revenue increase.
The Company’s gross profit percentage and Adjusted EBITDA margin remained consistent as compared to the prior quarter.

Net loss increased by $8.4 million in the quarter ended December 31, 2013 as compared to the previous quarter’s net loss of $27.9 million. The increase in net loss was primarily related to a $14.0 million increase in stock-based compensation expense for common unit grants that vested during the period and the re-measurement at fair value of the liability for vested common units.

Three Months Ended December 31, 2013 and December 31, 2012
Figure 1.1

($ in millions)	Three months ended
	December 31,	December 31,
	2013	2012
Revenue	$273.6	$245.3
Revenue growth	12%
Gross profit	238.6	210.4
Gross profit %	87%	86%
Operating income	23.1	20.4
Loss from continuing operations before provision for income taxes	(28.6)	(37.6)
Provision/(benefit) for income taxes	7.7	(3.4)
Net loss	$(36.3)	$(34.2)

Adjusted EBITDA	$161.5	$139.1
Purchases of property and equipment, net	88.3	58.9
Unlevered free cash flow	$73.2	$80.3
Adjusted EBITDA growth	16%
Adjusted EBITDA margin	59%	57%

Revenue increased $28.3 million over the second quarter of fiscal year 2013 principally as a result of organic growth related to sales efforts and expansion of the network, and acquisition-related activities during fiscal years 2013 and 2014.
Gross profit increased $28.2 million over the second quarter of fiscal year 2013, primarily as a result of organic revenue growth. The gross profit percentage for the quarter ended December 31, 2013 increased 1% compared to the same quarter in the prior year, primarily as a result of synergies realized related to our previous acquisitions and gross profit on newly installed revenue continuing to exceed the gross profit on revenue churned. This gross profit profile is reflective of the Company’s strategy to deploy capital in network expansion and sell largely “on-net” services.
Net loss increased by $2.1 million for the second quarter of fiscal year 2014 as compared to the second quarter of fiscal year 2013. Revenue increased by $28.3 million for the second quarter of fiscal year 2014 as compared to the same period in fiscal year 2013 due to the Company’s fiscal year 2013 and 2014 acquisitions and organic growth. Further, other expense was $4.1 million lower in the second quarter of fiscal year 2014 than in the second quarter of fiscal year 2013 due to a decrease in loss on extinguishment of debt related to the Company’s debt refinancing activities. These were offset by income tax expense recorded in the second fiscal quarter of 2014 for $7.7 million as compared to an income tax benefit of $3.4 million recorded for the second quarter of fiscal year 2013. There was also a $23.2 million increase in stock-based compensation expense for common unit grants that vested during the period and the re-measurement at fair value of the liability for vested common units.
Adjusted EBITDA increased $22.4 million as compared to the second quarter of fiscal year 2013, due to the Adjusted EBITDA contribution from the fiscal year 2013 and 2014 acquisitions, synergies realized and organic revenue growth.

Conference Call
Zayo Group will hold a conference call to report fiscal year second quarter 2014 results at 11:00 a.m. EST, February 6, 2014.  The dial in number for the call is (800) 743-4304.  A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/oprfdq9fw1mc&eom. During the call, the Company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/investors/earnings-releases.

About Zayo Group
Based in Boulder, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based bandwidth infrastructure and network-neutral colocation and connectivity services.  Zayo Group is organized into autonomous operating segments supporting customers who require lit and dark fiber services and carrier-neutral colocation.  Zayo Group’s business units provide these services over international, national, regional, metro and fiber-to-the-tower networks.

Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including its ability to integrate acquired companies and assets. Specifically there is a risk associated with the Company’s recent Colocation Asset Purchase and acquisitions of Access and FiberLink and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.
This earnings release should be read together with the Company’s unaudited consolidated financial statements and notes thereto for the quarter ended December 31, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 6, 2014.

Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.
“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs, stock-based compensation, and certain non-cash and non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and these financial measures are among the primary measures used by management for planning and forecasting future periods. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.

Consolidated Financial Information- Unaudited
Zayo Group
Consolidated Statements of Operations
Figure 1.2

($ in thousands)	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012
Revenue	$273,599	$245,265	$537,945	$476,767
Operating costs and expenses
Operating costs, excluding depreciation and amortization	35,027	34,888	69,909	67,605
Selling, general and administrative expenses, excluding stock-based compensation	77,539	73,027	152,271	158,819
Stock-based compensation	56,685	33,445	99,368	43,926
Selling, general and administrative expenses	134,224	106,472	251,639	202,745
Depreciation and amortization	81,257	83,467	161,831	163,016
Total operating costs and expenses	250,508	224,827	483,379	433,366
Operating income	23,091	20,438	54,566	43,401
Other expenses
Interest expense	(50,277)	(52,635)	(101,774)	(115,190)
Loss on extinguishment of debt	(1,911)	(5,707)	(1,911)	(70,682)
Other income, net	480	224	1,140	809
Total other expense	(51,708)	(58,118)	(102,545)	(185,063)

Loss from continuing operations before provision for income taxes	(28,617)	(37,680)	(47,979)	(141,662)
Provision/(benefit) for income taxes	7,698	(3,438)	16,232	(40,026)
Loss from continuing operations	(36,315)	(34,242)	(64,211)	(101,636)
Earnings from discontinued operations, net of income taxes	—	—	—	1,808
Net loss	$(36,315)	$(34,242)	$(64,211)	$(99,828)

Zayo Group
Consolidated Balance Sheets
Figure 1.3

($ in thousands)
	December 31,	June 30,
	2013	2013
Assets
Current assets
Cash and cash equivalents	$201,714	$88,148
Trade receivables, net	55,132	67,811
Due from related parties	968	622
Prepaid expenses	18,704	19,188
Deferred income taxes	30,600	30,600
Other assets	2,939	2,851
Total current assets	310,057	209,220

Property and equipment, net	2,508,215	2,411,220
Intangible assets, net	633,475	636,258
Goodwill	748,736	682,775
Debt issuance costs, net	93,308	99,098
Deferred tax assets, net	55,893	60,036
Other assets	26,782	29,284
Total assets	$4,376,466	$4,127,891

Liabilities and member's equity
Current liabilities
Current portion of long-term debt	$17,700	$16,200
Accounts payable	10,629	33,477
Accrued liabilities	111,616	115,932
Accrued interest	55,951	55,048
Capital lease obligations, current	2,697	6,600
Deferred revenue, current	56,344	35,977
Total current liabilities	254,937	263,234
Long-term debt, non-current	2,956,553	2,814,505
Capital lease obligations, non-current	16,895	6,567
Deferred revenue, non-current	385,062	326,180
Stock-based compensation liability	248,910	158,520
Deferred tax liabilities, net	8,863	5,560
Other long term liabilities	19,984	19,892
Total liabilities	3,891,204	3,594,458

Member's equity
Member's interest	706,890	703,963
Accumulated other comprehensive income/(loss)	8,358	(4,755)
Accumulated deficit	(229,986)	(165,775)
Total member's equity	485,262	533,433
Total liabilities and member's equity	$4,376,466	$4,127,891

Zayo Group
Consolidated Statements of Cash Flows
Figure 1.4

($ in thousands)
	Six months ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(64,211)	$(99,828)
Earnings from discontinued operations	—	1,808
Loss from continuing operations	(64,211)	(101,636)
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	161,831	163,016
Loss on extinguishment of debt	1,911	70,682
Non-cash interest expense	10,468	13,973
Stock-based compensation	99,368	43,926
Amortization of deferred revenue	(25,339)	(19,518)
Additions to deferred revenue	47,370	23,336
Provision for bad debt expense	826	1,385
Deferred income taxes	15,036	(40,803)
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	15,817	(22,111)
Prepaid expenses	1,653	12,000
Other assets, current and non-current	(534)	(7,723)
Accounts payable and accrued liabilities	(16,632)	50,260
Payables to related parties, net	(361)	(3,660)
Other liabilities	(10,375)	2,280
Net cash provided by continuing operating activities	236,828	185,407

Cash flows from investing activities:
Purchases of property and equipment	(174,949)	(132,459)
Broadband stimulus grants received	—	6,894
Acquisition of Access Communications Inc., net of cash acquired	(43,000)	—
Acquisition of FiberLink, LLC, net of cash acquired	(40,068)	—
Colocation Asset Purchase, net of cash acquired	(294)	—
Core NAP purchase consideration paid	(50)	—
Acquisition of Abovenet, Inc., net of cash acquired	—	(2,212,492)
Acquisition of FiberGate, net of cash acquired	—	(118,335)
Acquisition of USCarrier Telecom, LLC, net of cash acquired	—	(15,949)
Acquisition of First Telecom Services, LLC, net of cash acquired	—	(110,420)
Acquisition of Litecast/Balticore, LLC, net of cash acquired	—	(22,177)
Arialink purchase consideration returned	—	797
MarquisNet purchase consideration returned	—	1,875
Proceeds from principal payments received on related party loans	—	3,000
Net cash used in investing activities	(258,361)	(2,599,266)

Cash flows from financing activities:
Equity contributions	2.181	341,483
Distribution to Parent	(1,203)	—

Principal repayments on capital lease obligations	(5,915)	(581)
Principal payments on long-term debt	(8,475)	(886,846)
Payments on revolving credit facility	(45,000)	—
Payment of early redemption fees on debt extinguished	—	(55,997)
Proceeds from issuance of long term-debt	150,000	3,024,417
Proceeds from revolving credit facility	45,000	—
Payment of debt issuance costs	(1,695)	(83,404)
Change in restricted cash, net	—	22,412
Cash contributed to ZPS	—	(7,218)
Net cash provided by financing activities	134,893	2,354,266

Cash flows from discontinued operations:
Operating activities	—	3,914
Investing activities	—	2,424
Net cash provided by discontinued operations	—	6,338
Effect of changes in foreign exchange rates on cash	206	175
Net increase in cash and cash equivalents	113,566	(53,080)
Cash and cash equivalents, beginning of period	88,148	150,693
Cash and cash equivalents, end of period	$201,714	$97,613

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5

($ in millions)	Three months ended			Six months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net loss	$(36.3)	$(27.9)	$(34.2)	$(64.2)	$(99.8)
Earnings from discontinued operations	—	—	—	—	(1.8)
Interest expense	50.3	51.5	52.6	101.8	115.2
Benefit/(provision) for income taxes	7.7	8.5	(3.4)	16.2	(40.0)
Depreciation and amortization	81.3	80.6	83.5	161.9	163.0
Transaction costs	0.2	0.6	1.5	0.7	13.0
Stock-based compensation	56.7	42.7	33.4	99.4	43.9
Loss on extinguishment of debt	1.9	—	5.7	1.9	70.7
Foreign currency gain on intercompany loan	(0.2)	(0.6)	(0.1)	(0.8)	(0.7)
Adjusted EBITDA	$161.5	$155.4	$139.1	$316.8	$263.5
Purchases of property and equipment, net	88.3	86.7	58.9	175.0	125.6
Unlevered Free Cash Flow, as defined	$73.2	$68.7	$80.3	$141.8	$137.9

Investor Relations:
(877) 437-5046
ir@zayo.com